UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2022 (July 21, 2022)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7310 North 16th St., Suite 135, Phoenix, AZ 85020

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SCCO	New York Stock Exchange Lima Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On July 21, 2022, the Board of Directors amended the Company’s Code of Ethics and Business Conduct (the "Code") to better conform the Code to the express language and requirements of Item 406 of Regulation S-K and the regulations of the New York Stock Exchange and to comply with the ethic requirements of the different governmental authorities where the Company operates. The amended Code applies to the Company, its subsidiaries, business units, branches, affiliates, and other entities that are related to the Company's mining operations, in any and all venues where the Company develops its activities.

The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code, filed as Exhibit 14.1 to this Current Report on Form 8-K. The Code, as amended, is available in the Corporate Governance section of the Company's website at www.southerncoppercorp.com.

ITEM 9.01      Financial Statements and Exhibits

(d)           Exhibits:

14.1: Code of Ethics and Business Conduct, as amended July 21, 2022.

104.1 Cover Page Interactive Data File (embedded within the Inline XBRL document)

INDEX TO EXHIBITS

Exhibits

14.1	Code of Ethics and Business Conduct, as amended July 21, 2022.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Andres C. Ferrero
Name:	Andres C. Ferrero
Title:	General Counsel

Date:  July 26, 2022